FORM OF
                          SUB-ADMINISTRATION AGREEMENT

         AGREEMENT made as of ____________, 1999 by and among E*TRADE ASSET MANAGEMENT, INC. a corporation organized under the laws of Delaware ("E*TRADE Asset Management"), E*TRADE Funds (the "Fund"), a business trust organized under the laws of Delaware, and INVESTORS BANK & TRUST COMPANY, a Massachusetts trust company (the "Bank").

         WHEREAS, the Fund is a registered investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), consisting of the separate portfolios (each a "Portfolio") listed on Appendix A hereto; and

         WHEREAS, E*TRADE Asset Management is the Administrator to the Fund with respect to the Portfolio; and

         WHEREAS, the E*TRADE Asset Management desires to retain the Bank to render certain administrative services to the Fund with respect to the Portfolio and the Bank is willing to render such services.

         NOW, THEREFORE, in consideration of the mutual covenants herein set forth, it is agreed between the parties hereto as follows:

         1. Appointment. E*TRADE Asset Management hereby appoints the Bank to act as Sub-Administrator of the Fund with respect to the Portfolio on the terms set forth in this Agreement. The Bank accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.

         2. Delivery of Documents. The Fund has furnished the Bank with copies properly certified or authenticated of each of the following:

              (a) Resolutions of the Fund's Board of Trustees authorizing the appointment of the Bank to provide certain administrative services to the Fund and approving this Agreement;

              (b) The Fund's incorporating documents filed with the state of Delaware on November 4, 1998 and all amendments thereto (the "Articles");

              (c) The Fund's by-laws and all amendments thereto (the "By-Laws");

              (d) The Fund's agreements with all service providers which include any investment advisory agreements, custody agreements, distribution agreements and transfer agency agreements (collectively, the "Agreements");

              (e) The Fund's most recent Registration Statement on Form N-1A (the "Registration Statement") under the Securities Act of 1933 and under the 1940 Act and all amendments thereto; and

              (f) The Fund's most recent prospectus and statement of additional information (the "Prospectus"); and

              (g) Such other certificates, documents or opinions as may mutually be deemed necessary or appropriate for the Bank in the proper performance of its duties hereunder.

              The Fund will immediately furnish the Bank with copies of all amendments of or supplements to the foregoing. Furthermore, the Fund will notify the Bank as soon as possible of any matter which may materially affect the performance by the Bank of its services under this Agreement.

         3. Duties of Sub-Administrator. Subject to the supervision and direction of the Board of Directors of the Fund, the Bank, as Sub-Administrator, will assist in conducting various aspects of the Fund's administrative operations and undertakes to perform the services described in Appendix B hereto. The Bank may, from time to time, perform additional duties and functions which shall be set forth in an amendment to such Appendix B executed by both parties. At such time, the fee schedule included in Appendix C hereto shall be appropriately amended.

                   In performing all services under this Agreement, the Bank shall act in conformity with the Fund's Articles and By-Laws and the 1940 Act, as the same may be amended from time to time, and the investment objectives, investment policies and other practices and policies set forth in the Fund's Registration Statement, as the same may be amended from time to time. Notwithstanding any item discussed herein, the Bank has no discretion over the Fund's assets or choice of investments and cannot be held liable for any dispute relating to such investments.

         4. Duties of the Fund.

            (a) The Fund is solely responsible (through its transfer agent or otherwise) for (i) providing timely and accurate reports of the daily purchase and redemption of shares of each portfolio ("Daily Sales Reports") which will enable the Bank as Sub-Administrator to monitor the total number of shares sold in each state on a daily basis and (ii) identifying any exempt transactions ("Exempt Transactions") which are to be excluded from the Daily Sales Reports.

            (b) The Fund agrees to make its legal counsel available to the Bank for reasonable instruction with respect to any matter of law arising in connection with the Bank's duties hereunder, and the Fund further agrees that the Bank shall be entitled to rely on such instruction without further investigation on the part of the Bank.

         5. Fees and Expenses.

            (a) For the services to be rendered and the facilities to be furnished by the Bank, as provided for in this Agreement, E*TRADE Asset Management will compensate the Bank in accordance with the fee schedule attached as Appendix C hereto, provided, however, that the fees with respect to each Portfolio will be payable only out of the assets of that Portfolio. Such fees do not include out-of-pocket disbursements (as delineated on the fee schedule or other expenses with the prior approval of E*TRADE Asset Management's management) of the Bank for which the Bank shall be entitled to bill E*TRADE Asset Management separately and for which E*TRADE Asset Management shall reimburse the Bank, but only out of the assets of the relevant Portfolio.

            (b) The Bank shall not be required to pay any expenses incurred by the Fund.

         6. Limitation of Liability.

            (a) The Bank, its directors, officers, employees and agents shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the performance of its obligations and duties under this Agreement, except a loss resulting from willful misfeasance, bad faith or gross negligence in the performance of such obligations and duties, or by reason of its reckless disregard thereof. The Fund will indemnify the Bank, its directors, officers, employees and agents against and hold it and them harmless from any and all losses, claims, damages, liabilities or expenses (including legal fees and expenses) resulting from any claim, demand, action or suit (i) arising out of the actions or omissions of the Fund, including, but not limited to, inaccurate Daily Sales Reports and misidentification of Exempt Transactions; (ii) arising out of the offer or sale of any securities of the Fund in violation of (x) any requirement under the federal securities laws or regulations, (y) any requirement under the securities laws or regulations of any state, or (z) any stop order or other determination or ruling by any federal or state agency with respect to the offer or sale of such securities; or (iii) not resulting from the willful misfeasance, bad faith or gross negligence of the Bank in the performance of such obligations and duties or by reason of its reckless disregard thereof.

            (b) Notwithstanding anything in this Agreement to the contrary, in no event shall the Funds be liable to the Bank or any third party, and the Bank shall indemnify and hold the Funds harmless from and against any Claims arising as a result of gross negligence, willful misfeasance or bad faith of the Bank.

            (c) The Bank may apply to the Fund at any time for instructions and may consult counsel for the Fund, or its own counsel, and with accountants and other experts with respect to any matter arising in connection with its duties hereunder, and the Bank shall not be liable or accountable for any action reasonably taken or omitted by it in good faith in accordance with such instruction, or with the opinion of such counsel, accountants, or other experts. The Bank shall not be liable for any act or omission taken or not taken in reliance upon any document, certificate or instrument which it reasonably believes to be genuine and to be signed or presented by the proper person or persons. The Bank shall not be held to have notice of any change of authority of any officers, employees, or agents of the Fund until receipt of written notice thereof has been received by the Bank from the Fund.

            (d) In the event the Bank is unable to perform, or is delayed in performing, its obligations under the terms of this Agreement because of acts of God, strikes, legal constraint, government actions, war, emergency conditions, interruption of electrical power or other utilities, equipment or transmission failure or damage reasonably beyond its control or other causes reasonably beyond its control, the Bank shall not be liable to the Fund for any damages resulting from such failure to perform, delay in performance, or otherwise from such causes. The Bank will, however, take all reasonable steps to minimize service interruption for any period that such interruption continues beyond the Bank's control.

            (e) The Bank certifies that the occurrence in or use by the Bank's own proprietary internal systems (the "Systems") of dates on or after January 1, 2000 (the "Millennial Dates") will not adversely affect the performance of the Systems with respect to date dependent data, computations, output or other functions (including, without limitation, calculating, computing and sequencing) and that the Systems will create, store and generate output data related to or including Millennial Dates without errors or omissions ("Year 2000 Compliance").

                 (i) The parties to this Agreement acknowledge that the Bank can make no certification as to the Year 2000 Compliance of third-party systems utilized by the Bank in its day to day operations or with which the Systems interact or communicate, from which the Systems receive data or to which the Systems send data. The parties further acknowledge that while the Bank has contacted such third-party providers regarding Year 2000 Compliance and will use reasonable efforts to monitor the status of such third-party providers' Year 2000 Compliance, failure by such third-party providers to achieve timely Year 2000 Compliance could adversely affect the Bank's performance of its obligations hereunder.

            (f) Notwithstanding anything to the contrary in this Agreement, in no event shall the Bank be liable for special, incidental or consequential damages, even if advised of the possibility of such damages.

         7. Termination of Agreement.

            (a) The term of this Agreement shall be an initial term of 2 years commencing upon the date hereof (the "Initial Term"), unless earlier terminated as provided herein. After the expiration of the Initial Term, the term of this Agreement shall automatically renew for successive one-year terms (each a "Renewal Term") unless notice of non-renewal is delivered by the non-renewing party to the other party no later than ninety days prior to the expiration of the Initial Term or any Renewal Term, as the case may be.

                 (i) Either party hereto may terminate this Agreement prior to the expiration of the Initial Term in the event the other party violates any material provision of this Agreement, provided that the violating party does not cure such violation within ninety days of receipt of written notice from the non-violating party of such violation.

                 (ii) Either party may terminate this Agreement during any Renewal Term upon ninety days written notice to the other party. Any termination pursuant to this paragraph 7(a)(ii) shall be effective upon expiration of such ninety days, provided, however, that the effective date of such termination may be postponed, at the request of the Fund, to a date not more than one hundred twenty days after delivery of the written notice in order to give the Fund an opportunity to make suitable arrangements for a successor sub-administrator.

            (b) At any time after the termination of this Agreement, the Fund may, upon written request, have reasonable access to the records of the Bank relating to its performance of its duties as Sub-Administrator.

         8. Miscellaneous.

            (a) Any notice or other instrument authorized or required by this Agreement to be given in writing to E*TRADE Asset Management or the Bank shall be sufficiently given if addressed to that party and received by it at its office set forth below or at such other place as it may from time to time designate in writing.

            To E*TRADE Asset Management:

                 E*TRADE Asset Management, Inc.
                 2400 Geng Road
                 Palo Alto, CA 94303
                 Attention:  Brian C. Murray

            To the Fund:

                 E*TRADE Funds
                 2400 Geng Road
                 Palo Alto, CA 94303
                 Attention:  Brian C. Murray

            To the Bank:

                 Investors Bank & Trust Company
                 200 Clarendon Street, P.O. Box 9130
                 Boston, MA  02117-9130
                 Attention:  Alex Chaloff, Client Management
                 With a copy to:  John E. Henry, General Counsel

            (b) This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable without the written consent of the other party.

            (c) This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to its conflict of laws provisions.

            (d) This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original and which collectively shall be deemed to constitute only one instrument.

            (e) The captions of this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

         9. Confidentiality. All books, records, information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required in the performance of duties hereunder or as otherwise required by law.

         10. Use of Name. The Fund shall not use the name of the Bank or any of its affiliates in any prospectus, sales literature or other material relating to the Fund in a manner not approved by the Bank prior thereto in writing; provided however, that the approval of the Bank shall not be required for any use of its name which merely refers in accurate and factual terms to its appointment hereunder or which is required by the Securities and Exchange Commission or any state securities authority or any other appropriate regulatory, governmental or judicial authority; provided further, that in no event shall such approval be unreasonably withheld or delayed.

         11. Year 2000 Compliance. The Bank represents that the occurrence in or use by the Bank's own proprietary internal systems (the "Systems") of dates on or after January 1, 2000 (the "Millennial Dates") will not adversely affect the performance of the Systems with respect to date dependent data, computations, output or other functions (including, without limitation, calculating, computing and sequencing) and that the Systems will create, store and generate output data related to or including Millennial Dates without errors or omissions ("Year 2000 Compliance"). The Bank shall promptly notify the Fund of any lack of Year 2000 Compliance of which it becomes aware that impact the Bank's services hereunder.

         The parties to this Agreement acknowledge that the Bank can make no certification as to the Year 2000 Compliance of third-party systems utilized by the Bank in its day to day operations or with which the Systems interact or communicate, from which the Systems receive data or to which the Systems send data. The parties further acknowledge that while the Bank has contacted such third-party providers regarding Year 2000 Compliance and will use reasonable efforts to monitor the status of such third-party providers' Year 2000 Compliance, failure by such third-party providers to achieve timely Year 2000 Compliance could adversely affect the Bank's performance of its obligations hereunder.


                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed and delivered by their duly authorized officers as of the date first written above.


                                     E*TRADE ASSET MANAGEMENT, INC.


                                     By:__________________________________
                                     Name:
                                     Title:



                                     E*TRADE FUNDS


                                     By:__________________________________
                                     Name:
                                     Title:



                                     INVESTORS BANK & TRUST COMPANY


                                     By:__________________________________
                                     Name:
                                     Title:

                                   Appendices


                  Appendix A.....................................  Portfolios

                  Appendix B.....................................  Services

                  Appendix C.....................................  Fee Schedule

                                   APPENDIX A
                                     to the
                          SUB-ADMINISTRATION AGREEMENT



Portfolios

E*TRADE S&P 500 Index Fund

Appendix B

                              E * Trade Group, Inc.
                               Annual Fee Schedule
                         For One Equity Fund - 2 Classes
                                October 28, 1998

================================================================================
    Fund Accounting, Custody and Calculation of N.A.V., Fund Administration,
                        Financial Statement Preparation.
================================================================================

A. Fund Accounting, Custody and Calculation of N.A.V. , Fund Administration, Financial Statement Preparation.

     The Annual Fee for Fund Accounting, Custody and Calculation of N.A.V., Fund Administration, Financial Statement Preparation for the one (1) E * Trade Group, Inc. S&P 500 Equity Fund (including two classes) will be charged according to the following schedule. The following schedule is exclusive of transaction costs and out-of-pocket expenses.

                                                                  Annual Fee

    Annual Fee per fund                                           $42,000

    For each additional class added beyond the first class there will be an annual fee of $18,000 for the above services.



================================================================================
                                  Miscellaneous
================================================================================


A.  Out-of-Pocket

    These charges consist of:
     -    Telephone
     -    Ad Hoc Reporting
     -    TA - Non-current  Day Inquiry ($1.00 per inquiry)
     -    Third Party Review
     -    Forms   and   Supplies
     -    Printing/Postage/Delivery
     -    Systems  Development/Reports/Transmissions
     -    Equipment Rental
     - Legal costs associated with substantial alterations of IBT's standard agreements

B.  Balance Credits

    We allow use of balance credit against fees (excluding out-of-pocket charges) for collected fund balances arising out of the custody relationship. The monthly earnings allowance is equal to 75% of the 90-day T-bill rate.

C.  Systems

    The details of any systems work required to service this fund will be determined after a thorough business analysis. All systems work, including creating customized reports and establishing systems/communications interfaces with E * Trade, other providers, etc., will be billed on a time and materials basis.

D.  Other

    Assumptions:

    The fee schedule assumes that there will be two (2) classes of shares.

    The above fees will be charged against the funds' custodian checking account five business days after the invoice is mailed to the fund.

    This annual fee schedule is valid for 30 days and assumes the execution of IBT's standard contractual agreements for a minimum term of three (3) years. All charges will be billed monthly. The fee schedule will be effective upon start-up of the fund.



Agreed:


_________________________________
E * Trade Group, Inc.

                WIRE INSTRUCTIONS FOR E*TRADE S&P 500 INDEX FUND:



                         INVESTORS BANK & TRUST COMPANY

                              BOSTON, MASSACHUSETTS

                                 ABA # 011001438

                               ACCOUNT # 5819-1000

                             ACCOUNT: BGI CAP STOCK

                         REFERENCE: E*TRADE FUND - 10755

 Appendix C Investors Bank & Trust Summary of Administration Functions     1/99
                                   E * Trade Group, Inc.

                                                                                              Suggested Fund
Function                             Investors Bank & Trust            E * Trade           Auditor or Counsel


---------------------------------
      Management Reporting
   & Treasury Administration
---------------------------------
Prepare agenda and board                                         Prepare agenda and       C - Review agenda,
materials for quarterly board                                    resolutions and          board material and
meetings.                                                        assemble board           board and committee
                                                                 materials for            meeting minutes.
                                                                 quarterly board          Ensure BOD material
                                                                 meetings.  Prepare       contains all required
                                                                 supporting information   information that the
                                                                 and materials when       BOD must review
                                                                 necessary.  Attend       and/or approve to
Frequency:  Quarterly                                            board and committee      perform their duties
                                                                 meetings and prepare     as directors.
                                                                 minutes.

Monitor portfolio compliance in   Perform tests of certain       Continuously monitor     A/C - Provide
accordance with the current       specific portfolio activity    portfolio activity and   consultation as
Prospectus and SAI.               designed from provisions of    Fund operations in       needed on compliance
                                  the Fund's Prospectus and      conjunction with 1940    issues.
                                  SAI at the Master level        Act, Prospectus, SAI
                                  only.  Follow-up on            and any other
                                  potential violations.          applicable laws and
Frequency:  Daily                                                regulations.  Monitor
                                                                 testing results and
                                                                 approve resolution of
                                                                 compliance issues.

Provide compliance summary        Provide a report of            Review report.           A/C - Provide
package.                          compliance testing results.                             consultation as
                                                                                          needed.
Frequency:  Monthly

Perform asset diversification     Perform asset                  Continuously monitor     A - Provide
testing to establish              diversification tests at       portfolio activity in    consultation as
qualification as a RIC.           each tax quarter end.          conjunction with IRS     needed in
                                  Follow-up on issues.           requirements.  Review    establishing
                                                                 test results and take    positions to be taken
                                                                 any necessary action.    in tax treatment of
Frequency:  Quarterly                                            Approve tax positions    particular issues.
                                                                 taken.                   Review quarter end
                                                                                          tests on a current
                                                                                          basis.

---------------------------------
      Management Reporting
   & Treasury Administration
            (CONT.)
---------------------------------

Perform qualifying income         Perform qualifying income      Continuously monitor     A- Consult as needed
testing to establish              testing (on book basis         portfolio activity in    on tax accounting
qualification as a RIC.           income, unless material        conjunction with IRS     positions to be
                                  differences are                requirements.  Review    taken.  Review in
                                  anticipated) on quarterly      test results and take    conjunction with
                                  basis and as may otherwise     any necessary action.    year-end audit.
Frequency:  Quarterly             be necessary.   Follow-up      Approve tax positions
                                  on issues.                     taken.

Prepare the Fund's annual         Prepare preliminary expense    Provide asset level
expense budget.  Establish        budget.  Notify fund           projections.  Approve
daily accruals.                   accounting of new accrual      expense budget.
                                  rates.
Frequency:  Annually

Monitor the Fund's expense        Monitor actual expenses        Provide asset level      C/A - Provide
budget.                           updating budgets/ expense      projections              consultation as
Review the Fund's multi-class     accruals.  Review expense      quarterly.  Provide      requested.
expense differentials.            differentials among classes    vendor information as
                                  to ensure consistency with     necessary.  Review
                                  Rule 18f-3 or the Fund's       expense analysis and
                                  exemptive application and      approve budget
Frequency:  Quarterly             the Fund's private letter      revisions.
                                  ruling or published ruling.

Receive and coordinate payment    Propose allocations of         Approve invoices and
of fund expenses.                 invoice among Funds and        allocations of
                                  obtain authorized approval     payments.  Send
Frequency:  As often as           to process payment.            invoices to IBT in a
necessary                                                        timely manner.


---------------------------------
      Management Reporting
   & Treasury Administration
            (CONT.)
---------------------------------

Calculate periodic dividend       Calculate amounts available    Establish and maintain   C -  Review dividend
rates to be declared in           for distribution.              dividend and             resolutions in
accordance with management        Coordinate review by           distribution             conjunction with
guidelines.                       management and/or              policies.  Approve       Board approval.
                                  auditors.  Notify custody      distribution rates per
                                  and transfer agent of          share and aggregate      A - Review and concur
                                  authorized dividend rates      amounts.  Obtain Board   with proposed
                                  in accordance with Board       approval when required.  distributions
Frequency:  Annually              approved policy.  Report
                                  dividends to Board as
                                  required.

Calculate total return            Provide total return           Review total return
information on Funds as defined   calculations.                  information.
in the current Prospectus and
SAI.

Frequency:  Monthly

Prepare responses to major        Prepare, coordinate as         Identify the services
industry questionnaires.          necessary, and submit          to which the Funds
                                  responses to the               report.  Provide
Frequency:  As often as           appropriate agency.            information as
necessary                                                        requested.

Prepare disinterested             Summarize amounts paid to      Provide social
director/trustee Form 1099-Misc.  directors/trustees during      security numbers and
                                  the calendar year.  Prepare    current mailing
                                  and mail Form 1099-Misc.       address for trustees.
Frequency:  Annually                                             Review and approve
                                                                 information provided
                                                                 for Form 1099-Misc.

---------------------------------
      FINANCIAL REPORTING
---------------------------------
Prepare financial information                                    Prepare selected
for presentation to Fund                                         portfolio and
Management and Board of                                          financial information
Directors.                                                       for inclusion in board
                                                                 material.

Frequency:  Quarterly

Coordinate the annual audit and   Coordinate the creation of     Provide past F/S and     A - Perform audit and
semi-annual preparation and       templates reflecting           other information        issue opinion on
printing of financial             client-selected                required to create       annual financial
statements and notes with         standardized appearance and    templates, including     statements.
management, fund accounting and   text of financial              report style and
the fund auditors.                statements and footnotes.      graphics.  Approve       A/C - Review reports.
                                  Draft and manage production    format and text as
                                  cycle.  Coordinate with IBT    standard.  Approve
                                  fund accounting the            production cycle and
                                  electronic receipt of          assist in managing to
                                  portfolio and general          the cycle. Coordinate
                                  ledger information.  Assist    review and approval by
                                  in resolution of accounting    portfolio managers of
                                  issues.  Using templates,      portfolio listings to
                                  draft financial statements,    be included in
                                  coordinate auditor and         financial statements.
                                  management review, and         Prepare appropriate
Frequency:                        clear comments. Coordinate     management letter and
Annually/semi-annually            printing of reports and        coordinate production
                                  EDGAR conversion with          of Management
                                  outside printer and filing     Discussion and
                                  with the SEC via EDGAR.        Analysis.  Review and
                                                                 approve entire
                                                                 report.  Make
                                                                 appropriate
                                                                 representations in
                                                                 conjunction with audit.

---------------------------------
              TAX
---------------------------------
Prepare income tax provisions.    Calculate investment           Provide transaction      A - Provide
                                  company taxable income, net    information as           consultation as
                                  tax exempt interest, net       requested.  Identify     needed in
                                  capital gain and spillback     Passive Foreign          establishing
                                  dividend requirements.         Investment Companies     positions to be taken
                                  Identify book-tax              (PFICs).  Approve tax    in tax treatment of
                                  accounting differences.        accounting positions     particular issues.
Frequency:  Annually              Track required information     to be taken.  Approve    Perform review in
                                  relating to accounting         provisions.              conjunction with the
                                  differences.                                            year-end audit.

Calculate excise tax              Calculate required             Provide transaction      A - Provide
distributions                     distributions to avoid         information as           consultation as
                                  imposition of excise tax.      requested.  Identify     needed in
                                     - Calculate capital gain    Passive Foreign          establishing
                                      net income and             Investment Companies     positions to be taken
                                      foreign currency           (PFICs).  Approve tax    in tax treatment of
                                      gain/loss through          accounting positions     particular issues.
                                      October 31.                to be taken.  Review     Review and concur
                                     - Calculate ordinary        and approve all income   with proposed
                                      income and                 and distribution         distributions per
                                      distributions through a    calculations,            share.
                                      specified cut off date .   including projected
                                     - Project ordinary          income and dividend
                                      income   from cut off      shares.  Approve
                                      date to December 31.       distribution rates per
                                     - Ascertain dividend        share and aggregate
                                      shares.                    amounts.  Obtain Board
                                  Identify book-tax              approval when required.
                                   accounting differences.
                                   Track required information
Frequency:  Annually               relating to accounting
                                   differences.  Coordinate
                                   review by management and
                                   fund auditors.  Notify
                                   custody and transfer agent
                                   of authorized dividend
                                   rates in accordance with
                                   Board approved policy.
                                   Report dividends to Board
                                   as required.

---------------------------------
          TAX (CONT.)
---------------------------------
Prepare tax returns               Prepare excise and RIC tax     Review and sign tax      A - Review and sign
                                  returns for Feeder.            return.                  tax return as
Frequency:  Annually                                                                      preparer.

Prepare Form 1099                 Obtain yearly distribution     Review and approve
                                  information.  Calculate        information provided
                                  1099 reclasses and             for Form 1099.
Frequency:  Annually              coordinate with transfer
                                  agent.

Prepare other year-end            Obtain yearly income           Review and approve
tax-related disclosures           distribution                   information provided.
                                   information.  Calculate
                                  disclosures
                                   (i.e., dividend received
Frequency:  Annually              deductions,
                                   foreign tax credits,
                                  tax-exempt
                                   income, income by
                                  jurisdiction) and
                                   coordinate with transfer
                                  agent.



Review and Approval

The  attached  Summary  of  Administration   Functions  has  been  reviewed  and
represents the services currently being provided.

___________________________________________________________
Signature of Account Manager                                            Date


___________________________________________________________
Signature of Authorized Client Representative                           Date